Exhibit 99.4

Regency Centers Corporation

Recurring Funds from Operations Guidance

As of September 30, 2009

	3rd Quarter 2009		Full Year 2009
Guidance Provided in Q2 Supplemental	$0.67	$0.72	$2.39	$2.53

Non-Recurring Adjustments	Amt		Amt
Impairments	$—		$28,689
Restructuring Charges	$—		$2,574
Transaction Profits less Dead Deal Costs and Taxes	$280		$(2,987)
Non-Recurring Transaction Fees and Promote	$(7,785)		$(21,735)

Subtotal	$(7,505)		$6,541

Non-Recurring Adjustments Per Share	$(0.10)	$(0.10)	$0.08	$0.08

Recurring FFO Guidance “if Provided in Q2”	$0.57	$0.62	$2.47	$2.61

3rd Quarter Actual Recurring FFO	$0.69
Full Year 2009 Recurring FFO Guidance provided in Q3			$2.59	$2.64